Exhibit 99.1

CORVEX ANNOUNCES CLOSING OF ALL-STOCK MERGER

●	Upon the 2026 Stockholders’ Meeting to be held in May 2026, subject to approval by the stockholders and board of directors of the Company, Corvex will be led by Jay Crystal and Seth Demsey as Co-Chief Executive Officers, Co-Founders and Directors.

●	Movano Inc. to be renamed Corvex, Inc. and continue to trade on The Nasdaq Stock Market under the symbol “MOVE” after the Merger.

●	Prior to the Merger, Corvex, together with Movano, raised $40.2 million to expand its pure play platform for secure, high-performance AI Infrastructure.

ARLINGTON, VA, March 19, 2026—Corvex, Inc. (“Corvex” or the “Company”), an AI cloud computing company specializing in GPU-accelerated infrastructure for AI workloads, today announced the completion of an all-stock merger (the “Merger”) with Movano Inc. (“Movano”). The Merger marks the culmination of Corvex’s plan to enter the public markets and underscores its emerging leadership addressing the three defining challenges of the AI era—more scale, more efficiency, and more security—via its Amplified AI Cloud™ platform. As global demand for reliable and secure AI computing accelerates, Corvex offers investors differentiated exposure to the infrastructure layer powering the AI innovators of today and tomorrow. In connection with the Merger, the combined company will be renamed Corvex, Inc., effective March 23, 2026, and will continue to trade on Nasdaq under the ticker symbol “MOVE”.

Pursuant to the Merger Agreement, the Company today also announced a stock dividend payable to holders of outstanding shares of Movano’s common stock, par value $0.0001 per share (the “Common Stock”) of 0.358 share of Common Stock for every share of outstanding Common Stock (collectively, the “Stock Dividend”). The Stock Dividend will be issuable to stockholders of record at the close of business on March 30, 2026 and will be distributed and allocated on April 6, 2026.

About Corvex

Corvex is an engineering-led, AI computing platform specializing in GPU-accelerated infrastructure for AI workloads. Corvex’s mission is to become the trusted infrastructure partner for AI model training and inference.

Corvex’s platform allows organizations to leverage the advantage of AI by providing secure, scalable, and cost-efficient computational resources. Corvex’s infrastructure leverages advanced GPU-accelerated compute clusters, high-throughput storage systems and layered architecture to provide enhanced security, consistent performance and efficiency at scale.

Corvex provides a range of capabilities, including:

●	AI Factories and GPU Clusters: Corvex’s integrated computing and data-center platform is designed to deliver artificial intelligence workloads at scale by combining high-performance AI accelerators, networking, power, cooling, and systems software to support reliable and cost-efficient production AI training and inference. Deployments may be delivered using managed Kubernetes or as bare metal, and operated on-premise or in multi-tenant or single-tenant configurations that are compliant with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and SOC 2 Type II (“SOC 2”).

●	Confidential Computing: Confidential computing is designed to protect customers’ valuable intellectual property and enhance compliance with data security mandates. The company’s patent-pending Corvex Secure Model Weights product enables AI model builders and security-conscious enterprises to safely deploy inference workloads on third-party GPU infrastructure without exposing their model weights via the integration of Trusted Execution Environments, post-quantum key exchange, and remote attestation.

●	Token Factory: Currently in development, Token Factory is expected to provide access to premium open-source AI models through simplified API integration and a performance-optimized inference engine operating on automatically scaling infrastructure. The platform is designed to improve performance and reduce per-token inference costs relative to certain alternatives by leveraging a proprietary inference engine and custom orchestration logic intended to maximize compute resource utilization when serving multiple models concurrently. The Company intends for Token Factory to achieve SOC 2 Type II certification and to support HIPAA-compliant deployments.

Corvex is headquartered in Arlington, Virginia. For more information, visit https://corvex.ai.

Management and Board of Directors

Upon the 2026 Stockholders’ Meeting, subject to approval by the stockholders and board of directors of the Company, Corvex will be led by Jay Crystal and Seth Demsey as Co-Chief Executive Officers, Co-Founders and Directors.

Following the Merger, the Company’s board of directors will initially consist of five members: Seth Demsey, Emily Wang Fairbairn, Brian Cullinan, Rubén Caballero and John Mastrototaro.

About the Merger

Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated March 19, 2026 (the “Merger Agreement”), Thor Merger Sub Inc., a wholly-owned subsidiary of Movano, merged with and into Corvex, with Corvex surviving as a wholly-owned subsidiary of Movano. At the Closing of the Merger, Movano issued to the securityholders of Corvex (i) 240.562 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), representing, on an as converted basis, no more than 19.9% of the outstanding shares of Common Stock, immediately prior to the Closing of the Merger, (ii) 23,551.5195 shares of Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) and 30,227.0524 shares of Series D Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), and together with the Series B Preferred Stock and the Series C Preferred Stock (the “Preferred Stock”).

Each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock on March 31, 2026, which is the business day following the March 30, 2026 record date of the Stock Dividend. The conversion of the Series C Preferred Stock and Series D Preferred Stock into shares of Common Stock remains subject to stockholder approval in accordance with Nasdaq Listing Rules. The Company expects to hold a meeting of its stockholders no later than May 31, 2026 (the “2026 Stockholders’ Meeting”), at which stockholders will be requested to vote on, among other matters, (i) the conversion of the Series C Preferred Stock and Series D Preferred Stock into shares of Common Stock in accordance with Nasdaq Listing Rule 5635 (the “Conversion Proposal”), (ii) the issuance of the underlying Common Stock upon exercise of Corvex options issued and outstanding prior to the Closing, (iii) the election of Jay Crystal as a Class III director, (iv) the election of two Class II directors, (v) the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026, (vi) the approval of the Corvex, Inc. 2026 Employee Incentive Plan and (vii) the approval of the Corvex, Inc. 2026 Employee Stock Purchase Plan. Upon shareholder approval of the Conversion Proposal, each share of Series C Preferred Stock will automatically convert into 1,000 shares of Common Stock and each share of Series D Preferred Stock will be convertible into 1,000 shares of Common Stock. The Series D Preferred Stock was issued to each former Corvex securityholder that elected to receive Series D Preferred Stock in lieu of Series C Preferred Stock and includes a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock, which may be increased or decreased at the holder’s option to a percentage not in excess of 19.99% upon at least 61 days’ prior notice to the Company.

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes.

Trading Information

The Company’s Common Stock will continue to trade on The Nasdaq Stock Market LLC under the ticker symbol “MOVE.”

Advisors

Chardan acted as exclusive M&A advisor to Corvex in connection with the Merger, and JonesTrading Institutional Services LLC also served as an advisor to Corvex. DLA Piper LLP (US) served as legal counsel to Corvex. K&L Gates LLP served as legal counsel to Movano. Goodwin Procter LLP served as legal counsel to Chardan.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Merger and the expected effects, perceived benefits or opportunities thereof; stockholder approval of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock; stockholder approval of the Meeting Proposals; the future operations and pipeline, estimates of financial position, competitive landscape, addressable market and strategic and financial initiatives of the Company after the Merger; the nature, strategy and focus of the Company after the Merger; and expectations regarding the trading of the Company’s stock on Nasdaq after the Merger. All statements other than statements of historical fact contained in this press release are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are made based on current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management, concerning future developments and their potential effects. There can be no assurance that future developments affecting Movano, Corvex, or the Merger will be those that have been anticipated. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including the risks and uncertainties described in the Company’s SEC reports, and under the heading “Risk Factors” in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.sec.gov and in other filings the Company makes and will make with the SEC. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts

Investor Contact

Jay Crystal, Chief Executive Officer and Co-Founder of Corvex, Inc.

Email: investor-relations@corvex.ai

Media Contact

Chris Donahoe, Stillpoint

corvex.media@stillpointglobaladvisors.com

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